Exhibit 32.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

Thomas R. Butkus, Chief Executive Officer, Lyn G. Rupich,  President, and Pamela
N. Favero, Chief Financial Officer of AJS Bancorp, Inc. ("the Company"), each certify in his/her capacity as an officer of the Company that he/she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2005 and that to the best of his/her knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date:  November 10, 2005                   /s/ Thomas R. Butkus
                                           --------------------
                                           Chief Executive Officer and Chairman
                                           Of the Board

Date: November 10, 2005                    /s/ Lyn G. Rupich
                                           -----------------
                                           President and Chief Operating Officer

Date:  November 10, 2005                   /s/ Pamela N. Favero
                                           --------------------
                                           Chief Financial Officer